EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:	For Release - April 23, 2009
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President & Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS FIRST QUARTER 2009 EARNINGS

•	Net income available to common shareholders of $5.5 million or $0.08 per common share
•	Net interest margin of 4.32% for the first quarter of 2009
•	Period-end deposit growth of approximately 12% (annualized)
•	Tangible common equity ratio of 7.00%
•	Provision for credit losses of $9.0 million includes $5.3 million of additional provision related to a previously disclosed nonperforming loan relationship totaling $29.2 million

HOUSTON, TX, April 23, 2009 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income available to common shareholders of $5.5 million, or $0.08 per diluted common share for the first quarter ended March 31, 2009, compared to the $9.2 million or $0.13 per diluted common share earned for the fourth quarter of 2008.

“We had very strong deposit growth in the first quarter of 2009, following up on an exceptional quarter of deposit growth in the fourth quarter of 2008.  Sterling remains a valuable core funded franchise with approximately 30% of our deposits being noninterest-bearing,” commented J. Downey Bridgwater, Sterling's Chairman, President, and Chief Executive Officer.  “Our total risk-based capital ratio was a solid 15.37% and our tangible common equity ratio was also a healthy 7.00% at the end of the quarter.”

“Our total allowance for credit losses increased to 1.55% of total loans primarily in response to one previously announced nonperforming energy loan relationship.  This increase negatively impacted our earnings for the first quarter.  Additionally, our nonperforming assets increased during the quarter as we continue to feel the effects of a weakening economy,” Bridgwater continued.

Period-end total deposits increased $115 million to $3.9 billion at March 31, 2009, up 3.0% on a linked-quarter basis and up $290 million or 7.9% compared to March 31, 2008.  At March 31, 2009, noninterest-bearing deposits were 30% of total deposits.  Sterling has chosen to participate in the FDIC’s Temporary Liquidity Guarantee Program which allows funds in noninterest-bearing transaction deposit accounts to be fully FDIC-insured. FDIC insurance premiums increased $470 thousand on a linked-quarter basis to $1.2 million for the first quarter of 2009 due to increased FDIC assessment rates and higher deposits.

Period-end total loans decreased $65.1 million or 1.7% on a linked-quarter basis to $3.7 billion at March 31, 2009, but increased $180 million or 5.1% since March 31, 2008.  The decline in loan growth during the first quarter of 2009 was due in part to principal reductions in energy loans and slowing demand resulting from customer decisions to defer new projects, reduce inventory positions, and pay down lines of credit.

Sterling Bancshares, Inc., News Release
April 23, 2009

Net charge-offs for the first quarter of 2009 were $2.0 million or 0.22% of average total loans, compared to $3.5 million or 0.37% of average total loans, for the fourth quarter of 2008.

The Company recorded a provision for credit losses of $9.0 million for the first quarter of 2009, increasing the total allowance for credit losses to $57.8 million or 1.55% of period-end total loans, up from $50.8 million or 1.34% of period-end total loans at December 31, 2008.  The provision for credit losses for the first quarter of 2009 included $5.3 million of additional provision related to a previously disclosed nonperforming energy loan relationship totaling $29.2 million.  This additional provision brings the total amount reserved for this relationship to $10.4 million (which includes an $800 thousand discount).

In the third quarter of 2008, the Company recorded a $2.7 million provision for credit losses related to Hurricane Ike.  Approximately $220 million in outstanding loans had been identified that had collateral located in areas within the Hurricane Evacuation Zones.  In the seven months since the storm, the Company has closely monitored the performance of these loans.  After a thorough quarter-end review it has been determined that the majority of these loans are expected to perform as agreed. A small number of these loans have moved to the Company’s monitored loan listing and have been allocated a specific reserve from the original Hurricane Ike reserve. As a result, the Company has reduced the amount of unallocated allowance related to Hurricane Ike by $1.7 million.

Tax-equivalent net interest income for the first quarter of 2009 was $48.9 million, down $1.9 million or 3.6% linked-quarter, and up $582 thousand or 1.2% over the first quarter of 2008. Tax-equivalent net interest margin was 4.32% for the first quarter of 2009, down 12 basis points from 4.44% for the fourth quarter of 2008.

Noninterest income increased $1.2 million in the first quarter of 2009 as compared to the fourth quarter of 2008 due in part to an increase in wealth management fees during the first quarter of 2009.

Total noninterest expense increased $481 thousand for the first quarter of 2009 as compared with the fourth quarter of 2008 and $2.2 million compared to the first quarter of 2008.  The Company completed one acquisition in 2008 which resulted in an increase in noninterest expense of approximately $527 thousand for the first quarter of 2009 compared to the first quarter of 2008.  Additionally, FDIC insurance premiums increased $470 thousand for the first quarter of 2009 compared to the fourth quarter of 2008 and $626 thousand compared to the first quarter of 2008.

As of March 31, 2009, Sterling had total assets of $5.1 billion, total loans of $3.7 billion and total deposits of $3.9 billion.  Shareholders’ equity of $647 million at March 31, 2009 was 12.75% of total assets.  Book value per common share at period-end was $7.21.

Conference Call
Management of Sterling will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Thursday, April 23, 2009 at 11:00 a.m. Eastern Time.  To participate, visit the Investor Relations section of the Company’s web site at http://www.banksterling.com or call (612) 234-9959.  An audio archive of the call will also be available on the web site beginning Friday, April 24, 2009.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release

Sterling Bancshares, Inc., News Release
April 23, 2009

was prepared.  The Company does not assume any obligation to update the forward-looking statements.  There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including:  adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing; and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements.  Additional factors can be found in the Company's 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $5.1 billion, which operates 60 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.  For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2009	2008	2008
Profitability
Net income	$7,407	$9,613	$11,609
Net income available to common shareholders	$5,523	$9,215	$11,609

Earnings per common share (1):
Basic	$0.08	$0.13	$0.16
Diluted	$0.08	$0.13	$0.16

Return on average common equity (2)	4.21%	7.17%	9.43%
Return on average tangible common equity (2)	6.93%	11.78%	15.56%

Return on average assets (2)	0.59%	0.76%	1.01%
Return on average tangible assets (2)	0.65%	0.82%	1.09%

Net interest margin (3)	4.32%	4.44%	4.67%

Efficiency Ratio (4):
Consolidated	66.12%	64.46%	62.34%
Sterling Bank	64.18%	62.33%	60.18%

Liquidity and Capital Ratios
Average loans to average deposits	98.22%	104.65%	96.75%
Period-end stockholders' equity to total assets	12.75%	12.66%	10.46%
Average stockholders' equity to average assets	12.81%	10.69%	10.75%
Period-end tangible capital to total tangible assets	9.42%	9.32%	6.76%
Period-end tangible common capital to total tangible assets	7.00%	6.91%	6.76%
Tier 1 capital to risk-weighted assets	12.49%	12.14%	8.72%
Total capital to risk-weighted assets	15.37%	14.94%	10.72%
Tier 1 leverage ratio (Tier 1 capital to average assets)	10.59%	10.57%	8.46%

Other Data
Shares used in computing earnings per common share:
Basic shares	73,285	73,233	73,152
Diluted shares	73,471	73,451	73,405
End of period common shares outstanding	73,300	73,260	73,115

Book value per common share at period-end:
Total	$7.21	$7.17	$6.79
Tangible	$4.67	$4.61	$4.21
Cash dividends paid per common share	$0.055	$0.055	$0.055
Common stock dividend payout ratio	54.47%	41.94%	34.69%
Full-time equivalent employees	1,124	1,116	1,103
Number of banking centers	60	59	59

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008
ASSETS
Cash and cash equivalents	$142,769	$113,163	$113,070	$142,964	$135,624
Available-for-sale securities, at fair value	673,960	633,357	543,545	568,329	531,572
Held-to-maturity securities, at amortized cost	169,973	172,039	174,434	175,635	176,902

Loans held for sale	1,395	1,524	322	112,614	90,274
Loans held for investment	3,727,368	3,792,290	3,744,772	3,542,994	3,458,476
Total loans	3,728,763	3,793,814	3,745,094	3,655,608	3,548,750
Allowance for loan losses	(56,703)	(49,177)	(45,222)	(41,651)	(35,681)
Loans, net	3,672,060	3,744,637	3,699,872	3,613,957	3,513,069

Premises and equipment, net	50,738	46,875	41,195	40,311	40,027
Real estate acquired by foreclosure	8,144	5,625	4,562	4,293	4,042
Goodwill	173,210	173,210	173,210	173,104	172,686
Core deposits and other intangibles, net	13,309	13,874	14,444	15,031	15,617
Accrued interest receivable	18,285	19,428	17,968	18,712	18,558
Other assets	152,383	157,771	164,929	157,118	137,364
TOTAL ASSETS	$5,074,831	$5,079,979	$4,947,229	$4,909,454	$4,745,461

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,173,745	$1,123,746	$1,085,882	$1,135,296	$1,100,919
Interest-bearing demand	1,586,754	1,523,969	1,397,614	1,409,220	1,464,937
Certificates and other time	1,173,958	1,171,422	1,090,624	1,149,819	1,079,061
Total deposits	3,934,457	3,819,137	3,574,120	3,694,335	3,644,917
Other borrowed funds	278,274	408,586	668,069	521,395	425,929
Subordinated debt	78,310	78,335	74,266	73,816	49,142
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	53,942	48,048	46,145	42,640	46,369
Total liabilities	4,427,717	4,436,840	4,445,334	4,414,920	4,249,091

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Preferred stock	118,332	118,012	-	-	-
Common stock	75,168	75,128	75,086	75,028	74,983
Capital surplus	122,877	121,918	113,611	112,402	111,267
Retained earnings	333,498	332,009	326,826	323,765	317,485
Treasury stock	(21,399)	(21,399)	(21,399)	(21,399)	(21,399)
Accumulated other comprehensive income, net of tax	18,638	17,471	7,771	4,738	14,034
Total shareholders' equity	647,114	643,139	501,895	494,534	496,370
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,074,831	$5,079,979	$4,947,229	$4,909,454	$4,745,461

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008
Interest income:
Loans, including fees	$53,000	$58,387	$59,636	$60,082	$63,052
Securities:
Taxable	8,558	7,989	7,714	7,408	6,549
Non-taxable	900	907	909	908	908
Trading assets	-	-	21	22	21
Federal funds sold	6	3	32	27	39
Deposits in financial institutions	-	-	2	5	3
Total interest income	62,464	67,286	68,314	68,452	70,572

Interest expense:
Demand and savings deposits	3,492	3,645	4,136	3,889	5,615
Certificates and other time deposits	7,467	8,041	8,763	8,662	11,977
Other borrowed funds	812	2,414	3,432	3,409	2,352
Subordinated debt	979	1,380	1,198	864	1,032
Junior subordinated debt	1,204	1,430	1,317	1,384	1,600
Total interest expense	13,954	16,910	18,846	18,208	22,576
Net interest income	48,510	50,376	49,468	50,244	47,996
Provision for credit losses	9,000	7,500	10,100	8,167	4,150
Net interest income after provision for credit losses	39,510	42,876	39,368	42,077	43,846

Noninterest income:
Customer service fees	4,112	3,865	3,882	4,148	3,876
Net gain (loss) on securities	15	(57)	(187)	-	-
Wealth management fees	2,202	2,028	2,255	2,363	2,338
Other	4,469	3,805	3,851	4,359	4,501
Total noninterest income	10,798	9,641	9,801	10,870	10,715

Noninterest expense:
Salaries and employee benefits	22,277	21,937	21,692	20,865	20,759
Occupancy	5,869	5,790	5,367	5,360	5,265
Technology	2,505	2,559	2,600	2,305	2,330
Professional fees	1,197	1,226	1,257	1,215	1,009
Postage, delivery and supplies	721	765	871	963	1,073
Marketing	431	781	627	724	413
Core deposits and other intangibles amortization	565	571	586	586	585
Acquisition costs	-	-	-	-	562
FDIC insurance assessments	1,232	762	561	596	606
Other	4,801	4,726	5,436	5,094	4,786
Total noninterest expense	39,598	39,117	38,997	37,708	37,388

Income before income taxes	10,710	13,400	10,172	15,239	17,173
Provision for income taxes	3,303	3,787	3,082	4,932	5,564

Net income	$7,407	$9,613	$7,090	$10,307	$11,609
Preferred stock dividends	1,884	398	-	-	-
Net income available to common shareholders	$5,523	$9,215	$7,090	$10,307	$11,609

Earnings per common share (1):
Basic	$0.08	$0.13	$0.10	$0.14	$0.16
Diluted	$0.08	$0.13	$0.10	$0.14	$0.16

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,			Dec. 31,
	2009			2008
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$1,876	$26	5.66%	$684	$16	8.94%
Loans held for investment:
Taxable	3,775,098	52,914	5.68%	3,790,581	58,308	6.12%
Non-taxable (3)	5,049	88	7.04%	4,759	92	7.72%
Securities:
Taxable	709,776	8,558	4.89%	649,182	7,989	4.90%
Non-taxable (3)	96,892	1,302	5.45%	97,475	1,295	5.29%
Trading assets	-	-	-	1,784	-	0.00%
Federal funds sold	9,740	6	0.27%	2,309	3	0.51%
Deposits in financial institutions	257	-	0.07%	273	-	0.18%
Total interest-earning assets	4,598,688	62,894	5.55%	4,547,047	67,703	5.92%

Noninterest-earning assets	473,251			488,884
Total Assets	$5,071,939			$5,035,931

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,565,770	$3,492	0.90%	$1,407,482	$3,645	1.03%
Certificates and other time	1,154,420	7,467	2.62%	1,103,377	8,041	2.90%
Other borrowed funds	365,408	812	0.90%	667,933	2,414	1.44%
Subordinated debt	77,820	979	5.10%	75,354	1,380	7.29%
Junior subordinated debt	82,734	1,204	5.90%	82,734	1,430	6.88%
Total interest-bearing liabilities	3,246,152	13,954	1.74%	3,336,880	16,910	2.02%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,175,928			1,160,947
Shareholders' equity	649,859			538,104
Total Liabilities and Shareholders' Equity	$5,071,939			$5,035,931

Tax Equivalent Net Interest Income and Margin (3)		48,940	4.32%		50,793	4.44%

Tax equivalent adjustment:
Loans		28			29
Securities		402			388
Total tax equivalent adjustment		430			417
Net Interest Income		$48,510			$50,376

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	2009			2008
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$1,876	$26	5.66%	$78,331	$1,384	7.11%
Loans held for investment:
Taxable	3,775,098	52,914	5.68%	3,404,998	61,626	7.28%
Non-taxable (3)	5,049	88	7.04%	2,974	61	8.27%
Securities:
Taxable	709,776	8,558	4.89%	567,343	6,549	4.64%
Non-taxable (3)	96,892	1,302	5.45%	97,411	1,251	5.17%
Trading assets	-	-	-	4,395	21	1.91%
Federal funds sold	9,740	6	0.27%	4,990	39	3.13%
Deposits in financial institutions	257	-	0.07%	437	3	3.01%
Total interest-earning assets	4,598,688	62,894	5.55%	4,160,879	70,934	6.86%

Noninterest-earning assets	473,251			442,538
Total Assets	$5,071,939			$4,603,417

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,565,770	$3,492	0.90%	$1,430,887	$5,615	1.58%
Certificates and other time	1,154,420	7,467	2.62%	1,125,983	11,977	4.28%
Other borrowed funds	365,408	812	0.90%	323,622	2,352	2.92%
Subordinated debt	77,820	979	5.10%	49,272	1,032	8.42%
Junior subordinated debt	82,734	1,204	5.90%	82,734	1,600	7.78%
Total interest-bearing liabilities	3,246,152	13,954	1.74%	3,012,498	22,576	3.01%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,175,928			1,095,966
Shareholders' equity	649,859			494,953
Total Liabilities and Shareholders' Equity	$5,071,939			$4,603,417

Tax Equivalent Net Interest Income and Margin (3)		48,940	4.32%		48,358	4.67%

Tax equivalent adjustment:
Loans		28			19
Securities		402			343
Total tax equivalent adjustment		430			362
Net Interest Income		$48,510			$47,996

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008
Condensed Average Balance Sheet
Loans held for sale	$1,876	$684	$110,721	$94,801	$78,331
Loans held for investment	3,780,147	3,795,340	3,602,853	3,540,977	3,407,972
Total loans	3,782,023	3,796,024	3,713,574	3,635,778	3,486,303
Available-for-sale securities, at fair value	635,423	573,073	564,779	543,696	486,131
Held-to-maturity securities, at amortized cost	171,245	173,584	174,980	175,912	178,623
Trading assets	-	1,784	4,348	4,395	4,395
Other earning assets	9,997	2,582	7,100	6,603	5,427
Total earning assets	4,598,688	4,547,047	4,464,781	4,366,384	4,160,879
Goodwill	173,210	173,210	173,106	172,690	169,198
Core deposits and other intangibles, net	13,587	14,158	14,740	15,322	15,767
All other noninterest-earning assets	286,454	301,516	281,156	283,069	257,573
Total assets	$5,071,939	$5,035,931	$4,933,783	$4,837,465	$4,603,417

Noninterest-bearing demand deposits	$1,130,230	$1,116,607	$1,093,053	$1,090,439	$1,046,412
Interest-bearing deposits:
Interest-bearing demand deposits	1,565,770	1,407,482	1,410,719	1,417,453	1,430,887
Jumbo certificates of deposit	651,798	634,499	677,251	642,066	707,543
Regular certificates of deposit	306,686	306,224	316,567	302,790	327,624
Brokered certificates of deposit	195,936	162,654	151,378	111,166	90,816
Total deposits	3,850,420	3,627,466	3,648,968	3,563,914	3,603,282
Other borrowed funds	365,408	667,933	581,212	595,081	323,622
Subordinated debt	77,820	75,354	74,098	49,511	49,272
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	45,698	44,340	43,608	44,109	49,554
Total liabilities	4,422,080	4,497,827	4,430,620	4,335,349	4,108,464
Common equity	531,736	510,965	503,163	502,116	494,953
Preferred equity	118,123	27,139	-	-	-
Total shareholders' equity	649,859	538,104	503,163	502,116	494,953
Total liabilities and shareholders' equity	$5,071,939	$5,035,931	$4,933,783	$4,837,465	$4,603,417

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008
Period-end Loans:
Loans held for sale	$1,395	$1,524	$322	$112,614	$90,274
Loans held for investment:
Commercial and industrial	1,060,572	1,107,519	1,094,767	1,008,410	980,884
Real Estate:
Commercial	1,788,488	1,765,843	1,564,989	1,473,843	1,432,905
Construction and development	499,262	545,303	732,174	728,217	731,833
Residential mortgage	320,021	309,665	284,036	258,600	237,715
Consumer/other	59,025	63,960	68,806	73,924	75,139
Loans held for investment	3,727,368	3,792,290	3,744,772	3,542,994	3,458,476
Total period-end loans	$3,728,763	$3,793,814	$3,745,094	$3,655,608	$3,548,750

Period-End Deposits:
Noninterest-bearing demand	$1,173,745	$1,123,746	$1,085,882	$1,135,296	$1,100,919
Interest-bearing demand	1,586,754	1,523,969	1,397,614	1,409,220	1,464,937
Certificates and other time deposits:
Jumbo	666,722	660,427	636,447	674,891	682,264
Regular	301,047	317,719	304,050	318,762	304,776
Brokered	206,189	193,276	150,127	156,166	92,021
Total period-end deposits	$3,934,457	$3,819,137	$3,574,120	$3,694,335	$3,644,917

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$49,177	$45,222	$41,651	$35,681	$34,446
Charge-offs:
Commercial, financial and industrial	1,960	1,764	3,713	2,210	1,721
Real estate, mortgage and construction	438	1,629	1,879	252	1,481
Consumer	460	648	657	351	303
Total charge-offs	2,858	4,041	6,249	2,813	3,505
Recoveries:
Commercial, financial and industrial	640	286	277	477	352
Real estate, mortgage and construction	98	5	28	23	61
Consumer	94	205	142	116	177
Total Recoveries	832	496	447	616	590
Net charge-offs	2,026	3,545	5,802	2,197	2,915
Provision for loan losses	9,552	7,500	9,373	8,167	4,150
Allowance for loan losses at end of period	$56,703	$49,177	$45,222	$41,651	$35,681

Allowance for unfunded loan commitments at beginning of period	1,654	1,654	927	927	927
Provision for losses on unfunded loan commitments	(552)	-	727	-	-
Allowance for unfunded loan commitments at end of period	1,102	1,654	1,654	927	927
Total allowance for credit losses	$57,805	$50,831	$46,876	$42,578	$36,608

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$102,450	$87,491	$70,538	$48,921	$21,199
Restructured	-	-	-	-	764
Real estate acquired by foreclosure	8,144	5,625	4,562	4,293	4,042
Other repossessed assets	144	154	234	118	112
Total nonperforming assets	$110,738	$93,270	$75,334	$53,332	$26,117

Accruing loans past due 90 days or more	$7,464	$8,448	$3,142	$2,224	$944

Ratios
Period-end allowance for credit losses to period-end loans	1.55%	1.34%	1.25%	1.16%	1.03%
Period-end allowance for loan losses to period-end loans	1.52%	1.30%	1.21%	1.14%	1.01%
Period-end allowance for loan losses to nonperforming loans	55.35%	56.21%	64.11%	85.14%	162.46%
Nonperforming loans to period-end loans	2.75%	2.31%	1.88%	1.34%	0.62%
Nonperforming assets to period-end assets	2.18%	1.84%	1.52%	1.09%	0.55%
Net charge-offs to average loans (2)	0.22%	0.37%	0.62%	0.24%	0.34%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year.  Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)	Taxable-equivalent basis assuming a 35% tax rate.

(4)
The efficiency ratio is calculated by dividing noninterest expense less acquisition costs and hurricane related costs by tax equivalent basis net interest income plus noninterest income less net gain (loss) on investment securities.